Exhibit 99.3

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1, dated as of November 7, 2007 (this “Amendment”), amends the Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 5, 2007, by and among The Orchard Enterprises Inc., a New York corporation (the “Orchard”), Digital Music Group, Inc., a Delaware corporation (“DMGI”), and DMGI New York, Inc., a New York corporation (“Merger Sub”).

WHEREAS, the Boards of Directors of the Orchard, DMGI and Merger Sub have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for in the Merger Agreement, pursuant to which Merger Sub will, subject to the terms and conditions set forth in the Merger Agreement, merge with and into the Orchard (the “Merger”), so that the Orchard is the surviving corporation in the Merger; and

WHEREAS, to that end, the parties entered into that certain Agreement and Plan of Merger, dated as of July 10, 2007, as amended by that certain Amended and Restated Agreement and Plan of Merger, dated as of September 13, 2007, as further amended by the Merger Agreement; and

WHEREAS, the parties now desire to further amend certain provisions of the Merger Agreement as set forth herein; and

WHEREAS, for Federal income tax purposes, it is intended by the Orchard, DMGI and Merger Sub that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger Agreement and this Amendment shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Merger Agreement.

2. Amendments. The Merger Agreement is hereby amended as follows:

(a) Clause (B) of Section 1.4(a)(ii) of the Merger Agreement is hereby amended to delete the words “the DMGI Stock Price” and substitute in lieu thereof “$4.07”.

(b) The last paragraph of Section 1.4(a) of the Merger Agreement is hereby amended to delete the last sentence thereof which currently reads as follows:

“For purposes of this Agreement, the term “DMGI Stock Price” shall mean the closing price of DMGI Common Stock as quoted on the NASDAQ Global Market System (or such other exchange, index, bulletin board or over the counter trading system on which the DMGI Common Stock may then be traded, quoted or listed) for the business day immediately preceding the Effective Time.”

(c) Clause (B) of Section 1.4(b)(ii) of the Merger Agreement is hereby amended to delete the words “the DMGI Stock Price” and substitute in lieu thereof “$4.07”.

3.	The general provisions of Article 9 of the Merger Agreement are hereby incorporated herein by this reference.

4. This Amendment sets forth amendments to the Merger Agreement to which the parties hereto have agreed. In the event of inconsistency between the provisions of this Amendment and the Merger Agreement (and whether or not any such inconsistent provisions are specifically referred to herein) the provisions of this Amendment shall take precedence and shall govern. Except as expressly amended hereby, all of the terms and conditions of the Merger Agreement are hereby ratified and affirmed and shall remain in full force and effect.

5. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused to this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE ORCHARD ENTERPRISES INC.

By:	/s/ Greg Scholl
Name:	Greg Scholl
Title:	Chief Executive Officer

DIGITAL MUSIC GROUP, INC.

By:	/s/ Clayton Trier
Name:	Clayton Trier
Title:	Chairman of the Board

DMGI NEW YORK, INC.

By:	/s/ Clayton Trier
Name:	Clayton Trier
Title:	President

[Signature Page to Amendment No. 1]